Exhibit 10.1

FIRST ADVANTAGE TAX CONSULTING SERVICES, LLC

AND

FIRST AMERICAN CORPORATION

TRAINING GRANT SERVICES AGREEMENT

This Training Grant Services Agreement (“Agreement”) is entered into this 4/28/07 date (“Effective Date”) by and between The First American Corporation (“Client”) and First Advantage Tax Consulting Services, LLC (“FATC”).

In consideration of the promises and mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Engagement. Client hereby engages FATC and FATC hereby accepts such engagement to provide technology and services for the identification and capture of Training Grants as described herein:

i)	The analysis, access, and retrieval of certain Training Grants that may be available as provided by federal, state or local law in each jurisdiction of the United States in which Client has or may have operations (hereinafter “Available Training Grants,” which shall be subject to Client’s approval, following which such approved grants shall be referred to as the “Training Grants”). For purposes of this Agreement, “Training Grants” includes but is not limited to:

a)	Grants to subsidize the training of Client employees, and

b)	“Reimbursement” of eligible training expenses incurred by Client.

2.	Obligations of Client.

i)	Start Date. Upon execution of this Agreement, FATC will provide to Client a proposed Statement of Work. FATC shall have no obligation to commence services until such time as a Statement of Work is mutually agreed upon and executed by the parties.

ii)	Cooperation. Client agrees to timely furnish FATC with complete and accurate information necessary to the performance of FATC’s obligations under this Agreement. Client also agrees to make reasonably available to FATC designated employees or advisors whom FATC may require to assist it in performing its duties under this Agreement.

iii)	Powers of Attorney. Client will provide FATC limited powers of attorney, as required, allowing FATC to submit, sign, and receive all applications and other documentation necessary to performing FATC’ duties under Statement of Work.

3.	Obligations of FATC. FATC shall perform and deliver the following during the term of this Statement of Work:

i)	FATC will prepare and submit all applications and other forms necessary to qualify for the Training Grants, which shall be subject to Client’s prior written approval. Client will pay any application fees payable in connection with applying for such Training Grants.

ii)	FATC will treat all information regarding, and transmitted pursuant to, this Agreement, including the existence of the Agreement itself, as confidential and of business value to Client, and shall not disclose any such information to anyone that is not a party to this Agreement, nor employees of FATC who do not have a need to know, except for communication with other parties directly related to the performance of FATC’s obligations under this agreement, without the specific written consent of Client, and subject to the terms of Section 9 below

iii)	FATC shall perform its obligations in compliance with all applicable laws, statutes and regulations.

4.	Term.

i)	The term of this Agreement is three (3) years from the Effective Date.

ii)	FATC shall have the right to terminate this Agreement and/or suspend its services upon five (5) days’ prior written notice to Client if any FATC invoices remain unpaid sixty (60) days after the invoice date. FATC agrees to perform services up to the effective date of termination or suspension and Client agrees to pay FATC for services performed up to the effective date of termination or suspension.

iii)	After expiration of the initial term, the Agreement will be automatically renewed for successive twelve (12) month periods as of each anniversary of the Effective Date unless FATC or Client gives written notice to the other, at least thirty (30) days prior to the renewal date, of such party’s intent not to renew.

iv)	Either party shall have the right to terminate this Agreement in the event of a material breach, and such breach is not cured within sixty (60) days written notice.

5.	Pricing. FATC fees for the training grant services shall be payable pursuant to Section 6 below, and equal to twenty (20%) percent of the total amount of each approved Training Grant arranged by FATC for the benefit of Client either:

i)	During the Agreement Term hereof; or

ii)	Following the end of the Training Grant program term in effect as of the last day of the Agreement Term, which fees shall be reduced and offset by any refunds due Client.

At the time the Training Grants are approved, Client will be invoiced an amount equal to fifty (50%) percent of the total fee due. This amount will be based on the amount of the grant approval, and independent of reimbursements paid by the Grant Authority to the client.

When approved training sessions set forth within a Grant are completed the remaining fifty (50%) percent of the fee will be due as reimbursements are paid through the Grant to Client. Client agrees that grant proceeds shall not be used to pay such fees.

6.	Terms of Payment. FATC will invoice Client monthly for all credits and grants earned by Client resulting from the services provided by FATC in accordance with this Agreement. Any benefit under a tax incentive program that extends beyond a one-year time frame and does not require additional certification work to be completed by FATC to continue or secure the benefit will be limited to no more than five years for calculating the fee payable to FATC. FATC agrees to refund to Client any fees paid with respect to credits or grants not allowed or disallowed to Client.

7.	Indemnity Both parties shall indemnify, defend and hold harmless each other and their affiliated companies, their officers, directors, employees, agents and representatives from and against any and all claims (including employment claims), causes of action, suits, damages, losses, costs and expenses (including, without limitation, attorneys’ fees and costs) of third parties arising out of (i) any breach by one of the parties of this Agreement, including the representations and warranties herein, (ii) either parties negligence or willful misconduct in connection with the performance of this Agreement, (iii) any claim of trademark, copyright or other intellectual property right infringement, (iv) any claim or action brought by one or more of the parties Personnel in performance of their duties under this Agreement (including any claims for payments) or other benefits, (v) any claims for amounts due, penalties for other costs assessed and or claimed due and owing by or on behalf of any federal, state or local government, agency or other person resulting from or in connection with either parties failure to pay any federal, state or local taxes or contributions imposed or required to be paid by either party or the Personnel, or (vi) any claim or action brought by one or more of the Personnel for any injury or accident suffered by such Personnel, whether covered by workers compensation insurance or otherwise.

8.	Limitation of Liability EXCEPT IN THE EVENT OF FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, FATC WILL NOT BE LIABLE TO CLIENT OR ANY AFFILIATE FOR ANY ACTUAL, OR DIRECT, DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE FATC SERVICES, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF FATC OR ANY OF ITS REPRESENTATIVES HAD BEEN ADVISED OF THE POSSIBLIITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. FATC WILL NOT UNDER ANY CIRCUMSTANCES, BE LIABLE FOR ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. IN NO EVENT WILL FATC BE LIABLE FOR SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES.

9.	Confidentiality. The parties acknowledge and agree that, as a result of negotiating, entering into and performing this Agreement, each Party (a “Receiving Party”) has and will have access to certain Confidential Information of the other Party (a “Disclosing Party”). “Confidential Information” shall mean all information of a Party to this Agreement, including the existence of this Agreement, irrespective of whether marked “confidential” or otherwise, or orally conveyed, including nonpublic information relating to clients and applicants of Client. Confidential Information shall not include information that (a) is already known by the Receiving Party at the time of disclosure, (b) becomes publicly known through no act or fault of the Receiving Party, (c) is received by the Receiving Party from a third party without a restriction on disclosure or use, or (d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, as evidenced by the Receiving Party’s records created in the ordinary course of business. The Parties acknowledge that the Client, and all documentation and materials related thereto, are the Confidential Information of Client. All Confidential Information shall remain the exclusive property of the Disclosing Party. At any time upon request by the Disclosing Party, the Receiving Party shall promptly surrender to the Disclosing Party all Confidential Information in the Receiving Party’s possession, or destroy all copies thereof. Receiving Party will not retain any copies of the Disclosing Party’s Confidential Information. Upon written request, an authorized officer of Receiving Party will certify in writing that Receiving Party has complied with this request for surrender or destruction. Notwithstanding the foregoing provision, Confidential Information stored electronically in Receiving Party’s archives may be retained in accordance with Receiving Party’s archive policies and procedures, provided that all such Confidential Information so retained shall remain subject to the use and disclosure restrictions of this Agreement until such Confidential Information is destroyed.

The Parties agree that, during the term of this Agreement, the Receiving Party shall (a) use and reproduce the Disclosing Party’s Confidential Information only to perform its obligations hereunder and for the purposes specified herein, (b) restrict disclosure of the Disclosing Party’s Confidential Information to its employees and contractors with a need to know the Confidential Information to enable the Receiving Party to perform its obligations under this Agreement, and (c) not disclose the Disclosing Party’s Confidential Information to any third party (including, but not limited to, any third party consultant, contractor, or agent) without first obtaining such third party’s agreement to maintain the confidentiality of the Disclosing Party’s Confidential Information under terms and conditions at least as stringent as those set forth in this Section 9. Notwithstanding the requirements of this Section 9, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent it is required to do so under law or in a judicial or other governmental investigation or proceeding.

This Section shall survive termination of this Agreement or any SOW hereunder.

10.	Notices. Any notice or other communication required or permitted under this Agreement or any shall be sufficiently given if delivered in person or sent by facsimile, by overnight courier of national reputation or by registered or certified mail, postage prepaid, and addressed to the recipient party as follows:

If to Client:	First American Corporation
1 First American Way
Santa Ana, CA 92707

If to First Advantage Tax
Consulting Service LLC:	Attn: President
with a copy to:	First Advantage Corporation
100 Carillon Parkway
St. Petersburg, FL 33716
Attn: Legal Department

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall, if properly addressed be deemed to have been given as of the date delivered in person or sent by facsimile, one day after deposition with an overnight courier or 4 business days after deposition into the US mail.

11.	Waiver; Amendment. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or other provision hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

12.	Governing Law. The interpretation and construction of this Agreement and all matters relating hereto shall be governed by the laws of the state of Florida exclusive of conflicts of laws principles.

13.	Severability. If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

14.	Relationship of Parties. Neither party is nor shall become a partner, joint venturer, agent or representative of the other party solely by virtue of this Agreement. Neither party has the right, power or authority to enter into any contract or incur any obligation, debt or liability on behalf of the other party with regard to this Agreement

15.	No Third Party Beneficiaries. This Agreement shall not provide any person not a party to the Agreement with any remedy, claim, liability, reimbursement, cause of action, or other right in excess of those existing reference to this Agreement.

16.	Survival. Any provision of this Agreement which contemplates performance subsequent to the expiration or earlier termination of this Agreement, or which expressly states that it shall survive termination of the Agreement, shall so survive such expiration or termination and shall continue in full force and effect until fully satisfied.

17.	Binding Nature and Assignment. Client may not assign or transfer this Agreement or any rights or obligations under this Agreement to a third party without the prior written consent of FATC, which may be withheld in the sole and unfettered discretion of FATC, except that Client may assign or transfer this Agreement to any of its affiliates and/or subsidiaries. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

18.	Preservation of Rights. The exercise of any rights of enforcement or other remedies stated herein shall not preclude, or be deemed a waiver of, any other enforcement rights or remedies available to either Client or FATC under law or otherwise, and each of Client or FATC expressly reserves its rights in respect of such additional rights and remedies.

19.	Additional Documents. The parties hereto agree to execute any additional documents reasonably required to effectuate the terms, provisions and purposes of this Agreement.

20.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument and may be sufficiently evidenced by one counterpart. Execution of this Agreement at different times and places by the parties hereto shall not affect the validity hereof.

21.	Captions. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

22.	Representation of Authority. Client hereby represents and warrants to FATC that this Agreement has been duly executed and delivered by Client and that this Agreement constitutes a legal, valid and binding obligation of Client, enforceable against Client in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the right of creditors generally from time to time in effect. FATC hereby represents and warrants to Client that this Agreement has been duly executed and delivered by FATC and that this Agreement constitutes a legal valid and binding obligation of FATC, enforceable against FATC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the right of creditors generally from time to time in effect.

23.	Force Majeure If any party fails to perform its obligations because of acts of God, inability to obtain labor or materials (including necessary data) or reasonable substitutes for labor or materials (including necessary data), governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile government action, civil commotion, telecommunications failure (including, without limitation, Internet failures), fires or other casualty or causes beyond the reasonable control of the party obligated to perform, then that party’s performance shall be excused provided that such party notifies the other party as soon as practicable of the existence of such condition and uses its best efforts to resume performance in an expeditious manner.

24.

Entire Agreement. This Agreement, and the exhibits attached hereto constitute the final, entire, and exclusive agreement between the parties with respect to the subject matter contained herein and therein. There are no representations, warranties, understandings or agreements among the parties with respect to the subject matter contained herein which are not fully expressed in the Agreement, and the exhibits attached hereto. This Agreement, the and the exhibits attached hereto supersede all prior agreements and understandings between the parties with respect to such subject matter.

25.	Affiliates. Each party shall ensure that each of its affiliates accepts and complies with all of the terms and conditions of this Agreement as if each such affiliate were a party to this Agreement.

26.	Facsimile Signature. The parties agree that this Agreement and other documents to be entered into in connection with this Agreement will be considered executed when the signature of a party is delivered by facsimile transmission. Such facsimile signature shall be treated in all respects as having the same effect as an original signature.

THE FIRST AMERICAN CORPORATION		FIRST ADVANTAGE TAX CONSULTING SERVICES LLC

By:	/s/ Laz Garcia	By:	/s/ Beth Henricks

Name Laz Garcia		Name Beth Henricks

V P Corporate HR		President
Client Officer Title		Officer Title

9/28/07		10-9-07
Date		Date